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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-95536) pertaining to the 1994 Stock Option Plan, 1995 Stock Plan, 1995 Stock Purchase Plan and 1995 Director Option Plan of Netscape Communications Corporation, in the Registration Statement (Form S-8 No. 33-99198) pertaining to the 1993 Incentive Stock Plan of Collabra Software, Inc., in the Registration Statement (Form S-8 No. 333-4222) pertaining to the 1993 Stock Option Plan of InSoft, Inc., and in the Registration Statement (Form S-8 No. 333-4478) pertaining to the 1996 Stock Plan of Netcode Corporation, of our report dated January 26, 1996, except for Note 2, as to which the date is May 28, 1996, with respect to the supplemental consolidated financial statements and schedule of Netscape Communications Corporation included in this Amendment No. 2 to the Annual Report (Form 10-K/A) for the year ended December 31, 1995.

                                          ERNST & YOUNG LLP

Palo Alto, California
October 30, 1996